Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL information

Introduction

On November 20, 2025, ClearPoint Neuro, Inc. (the “Company” or “ClearPoint”) completed its acquisition of IRRAS Holdings, Inc., a Delaware corporation (“IRRAS”), pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Ignite Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“First Merger Sub”), ClearPoint Holdings, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“Second Merger Sub”), IRRAS, the seller representative and the equity holders of IRRAS. Pursuant to the Merger Agreement, the First Merger Sub merged with and into IRRAS (the “First Merger”), with IRRAS surviving the First Merger, and, immediately following the First Merger, IRRAS merged with and into the Second Merger Sub (the “Second Merger” and together with the First Merger, the “Merger”), with the Second Merger Sub surviving the Second Merger.

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the estimated effects of the Merger as if it had been consummated on September 30, 2025, for the purposes of the unaudited pro forma condensed combined balance sheet, and as if the Merger had been consummated on January 1, 2024, for purposes of the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are incorporated by reference into or attached as exhibits to the Current Report on Form 8-K/A to which this Exhibit 99.3 is attached (the “Form 8-K/A”):

•
The historical audited consolidated financial statements of the Company as of and for the year ended December 31, 2024, as included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 26, 2025;
•
The historical unaudited condensed consolidated financial statements of the Company as of and for the nine months ended September 30, 2025, as included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2025;
•
The historical audited financial statements of IRRAS as of and for the year ended December 31, 2024, included as an exhibit to the Form 8-K/A; and
•
The historical unaudited consolidated financial statements of IRRAS as of and for the nine months ended September 30, 2025 and September 30, 2024, included as an exhibit to the Form 8-K/A.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11of Regulation S-X and should be read in conjunction with the accompanying notes.

Accounting for the Merger

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States (“GAAP”). ClearPoint has been treated as the acquirer for accounting purposes, and thus accounts for the Merger as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The total purchase price will be allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The assets and liabilities of IRRAS have been measured based on various preliminary estimates using assumptions that the Company’s management believes are reasonable and based on currently available information. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information.

Differences between these preliminary estimates and the final purchase accounting may occur, and the final purchase accounting could be materially different from the preliminary estimates used to prepare the accompanying unaudited pro forma condensed combined financial information and could have a material impact on the combined company’s future results of operations and financial position.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information appearing below does not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from what will be recorded upon completion of the final purchase price allocation.

The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Merger, which are discussed in further detail below. Amounts presented reflect the accounting for the acquisition of IRRAS by ClearPoint. The unaudited pro forma condensed combined financial information and the related notes are presented for informational purposes only and do not reflect the costs of any integration activities or cost savings or synergies that may be achieved because of the Merger or represent or purport to represent actual financial positions or results of operations that the Company would have achieved had the companies been combined as of the dates or during the periods presented, nor do they represent or purport to represent any anticipated combined financial position or the future results of operations that the Company may achieve after acquisition.

The accounting policies followed in preparing the unaudited pro forma condensed combined financial statements are those used by ClearPoint as set forth in the audited historical financial statements. The unaudited pro forma condensed combined financial statements reflect any material adjustments known at this time to conform IRRAS historical financial information to ClearPoint’s significant accounting policies based on the Company’s initial review and understanding of IRRAS’s significant accounting policies. A more comprehensive comparison and assessment will occur, which may result in additional differences being identified. Additionally, ClearPoint has included certain presentation adjustments for consistency in the financial statement presentation. See Notes 2 and 3 below for more information.

ClearPoint and IRRAS have not had any historical material relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2025
(in thousands)

	ClearPoint Historical	IRRAS Historical	Presentation Adjustments		Transaction Accounting Adjustments		Financing Transaction Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$38,221	$1,349			$(406)	(C)			$56,734
	-	-			(1,848)	(D)
	-	-			(15)	(B)
	-	-					19,433	(F)
Current portion of restricted cash	-	130	(130)	(A)					-
Accounts receivable, net	4,000	2,132							6,132
Inventory, net	6,583	1,404			627	(B)			8,614
Prepaid expenses and other current assets	2,525	918	130	(A)					3,573
Total current assets	51,329	5,933	-		(1,642)		19,433		75,053
Property and equipment, net	2,114	54							2,168
Operating lease, right-of-use assets	5,955	3,028			(339)	(B)			8,644
Other assets	959	-	740	(A)					1,699
Restricted cash net of current portion	-	740	(740)	(A)					-
Intangible assets, net	-	-			15,140	(B)			15,140
Goodwill	-	-			4,511	(B)			4,511
Total assets	$60,357	$9,755	$-		$17,669		$19,433		$107,214
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$723	$988							$1,711
Accrued compensation	3,516	-	1,603	(A)	1,384	(E)			6,503
Accrued expenses and other current liabilities	-	3,827	(3,827)	(A)					-
Other accrued liabilities	1,748	-	3,827	(A)	(1,848)	(D)			6,174
	-	-	(1,603)	(A)	3,014	(B)
	-	-			828	(B)
	-	-			209	(B)
Operating lease liabilities, current portion	347	427			(286)	(B)			488
Contract liabilities, current portion	1,719	-	47	(A)					1,766
Deferred Revenue	-	47	(47)	(A)					-

Convertible note at fair value	-	10,985		(10,985)	(B)			-
Total current liabilities	8,053	16,274	-	(7,684)		-		16,642
Operating lease liabilities, net of current portion	6,195	2,755		(207)	(B)			8,743
Contract liabilities, net of current portion	769	-						769
Long-term note payable, net	29,203	-				19,433	(F)	48,636
Other long-term liabilities	263	-						263
Deferred tax liabilities	-	-		186	(B)	-		186
Total liabilities	44,483	19,029	-	(7,706)		19,433		75,239
Commitments and contingencies
Stockholders’ equity:
Preferred stock	-	2		(2)	(B)			-
Common stock	284	-						297
	-	-		13	(B)
Additional paid-in capital	224,714	105,103		(105,103)	(B)			242,592
	-	-		17,878	(B)
Accumulated other comprehensive (loss) income	-	525		(525)	(B)			-
Accumulated deficit	(209,124)	(112,576)		112,576	(B)			(210,914)
	-	-		(1,384)	(E)
	-	-		(406)	(C)
Noncontrolling interest	-	(2,328)		2,328	(B)			-
Total stockholders’ equity	15,874	(9,274)	-	25,375		-		31,975
Total liabilities and stockholders’ equity	$60,357	$9,755	$-	$17,669		$19,433		$107,214

Unaudited Pro Forma Condensed Combined Statement of Income
For the Nine Months Ended September 30, 2025
(in thousands, except for share and per share amounts)

	ClearPoint Historical	IRRAS Historical	Presentation Adjustments		Transaction Accounting Adjustments		Financing Transaction Adjustments		Pro Forma Combined
Revenue:
Product revenue	$16,649	$6,789							$23,438
Service and other revenue	9,912	-							9,912
Total revenue	26,561	6,789	-		-		-		33,350
Cost of revenue	10,273	3,046	93	(AA)	971	(BB)			14,383
Gross profit	16,288	3,743	(93)		(971)		-		18,967
Research and development costs	10,660	2,694							13,354
Sales and marketing expenses	11,691	6,280			619	(BB)			18,590
General and administrative expenses	11,056	2,620	(93)	(AA)					13,583
Operating loss	(17,119)	(7,851)	-		(1,590)		-		(26,560)
Other income (expense):
Other income (expense), net	(112)	171			(220)	(DD)			(161)
Interest income	-	30	(30)	(AA)					-
Interest expense	-	(313)	313	(AA)					-
Interest (expense) income, net	(472)	-	(283)	(AA)	283	(DD)	1,654	(GG)	1,182
Net loss before income taxes	(17,703)	(7,963)	-		(1,527)		1,654		(25,539)
Income tax (expense) benefit	(51)	(1)				(EE)	-		(52)
Net loss	$(17,754)	$(7,964)	$-		$(1,527)		$1,654		$(25,591)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.63)								$(0.87)
Weighted average shares outstanding:
Basic and diluted	28,137,528								29,461,932

Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended December 31, 2024
(in thousands, except for share and per share amounts)

	ClearPoint Historical	IRRAS Historical	Presentation Adjustments		Transaction Accounting Adjustments		Financing Transaction Adjustments		Pro Forma Combined
Revenue:
Product revenue	$18,626	$5,490							$24,116
Service and other revenue	12,764	-							12,764
Total revenue	31,390	5,490	-		-		-		36,880
Cost of revenue	12,268	2,637	38	(AA)	1,921	(BB)			16,864
Gross profit	19,122	2,853	(38)		(1,921)		-		20,016
Research and development costs	12,392	2,464							14,856
Sales and marketing expenses	14,478	6,486			825	(BB)			21,789
General and administrative expenses	11,940	3,447	(38)	(AA)	406	(CC)			17,139
	-	-			1,384	(FF)
Operating loss	(19,688)	(9,544)	-		(4,536)		-		(33,768)
Other income (expense):
Other income (expense), net	(40)	(210)	-		220	(DD)			(30)
Interest income	-	110	(110)	(AA)					-
Interest expense	-	(70)	70	(AA)					-
Interest (expense) income, net	872	-	40	(AA)	70	(DD)	2,206	(GG)	3,188
Net loss before income taxes	(18,856)	(9,714)	-		(4,246)		2,206		(30,610)
Income tax (expense) benefit	(58)	(11)				(EE)			(69)
Net loss	$(18,914)	$(9,725)	$-		$(4,246)		$2,206		$(30,679)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.70)								$(1.08)
Weighted average shares outstanding:
Basic and diluted	27,027,692								28,352,096

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The pro forma adjustments have been prepared as if the Merger had been consummated on September 30, 2025, in the case of the unaudited pro forma condensed combined balance sheet, and, in the case of the unaudited pro forma condensed combined statements of operations, as if the Merger had been consummated on January 1, 2024, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of income.

The unaudited pro forma condensed combined financial information has been prepared assuming the acquisition method of accounting in accordance with GAAP. Under this method, IRRAS’s assets and liabilities will be recorded at their respective fair values. Any difference between the purchase price for IRRAS and the fair value of the identifiable net assets acquired (including intangibles) will be recorded as goodwill. The pro forma adjustments are based on preliminary accounting conclusions and are subject to potential revisions upon further analysis.

The pro forma adjustments represent management’s estimates based on information available as of the date of this Form 8-K/A and are subject to change as additional information becomes available and additional analyses are performed.

One-time direct and incremental transaction costs have been expensed as incurred under ASC 805.

ClearPoint has performed a preliminary review to identify any accounting policy differences between the accounting policies used in IRRAS’s financial statements and those of the Company, where the impact was potentially material and could be reasonably estimated, with the Company identifying no such differences.

2. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2025 are as follows:

(A)
Reflects reclassification adjustments to conform IRRAS’s historical balances to the financial statement presentation of ClearPoint.
(B)
Reflects the purchase price allocation adjustments to record IRRAS’s assets and liabilities at estimated fair value based on the consideration conveyed. The related income statement adjustments are reflected at adjustment (BB). Additionally, this adjustment reflects the recording of the preliminary estimate of goodwill and the elimination of the historical equity balances of IRRAS.

The preliminary purchase price was allocated among the identified assets to be acquired, based on a preliminary analysis. Goodwill is expected to be recognized as a result of the Merger, which represents the excess fair value of consideration over the fair value of the underlying net assets of IRRAS. This was considered appropriate based on the determination that the Merger would be accounted for as a business acquisition under ASC 805. The deferred income taxes represent the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation. Deferred taxes associated with estimated fair value adjustments were calculated using the statutory tax rate of 21%. The estimates of fair value are based upon preliminary valuation assumptions, and are believed to be reasonable, but are inherently uncertain and unpredictable. As a result, actual results may differ from estimates, and the difference may be material.

The following is a preliminary estimate of the assets acquired and the liabilities assumed by ClearPoint in the Merger, reconciled to the estimated purchase consideration (in thousands):

Net Assets Identified	Preliminary Estimate of Fair Value
Cash and cash equivalents	$1,349
Accounts receivable, net	2,132
Inventory, net	2,031
Prepaid expenses and other current assets	1,048
Property and equipment, net	54
Operating lease, right-of-use assets	2,689
Other assets	740
Intangible assets, net (1)	15,140
Goodwill	4,511
Accounts payable	(988)
Accrued compensation	(1,603)
Other accrued liabilities	(6,273)
Operating lease liabilities, current portion	(141)
Contract liabilities, current portion	(47)
Operating lease liabilities, net of current portion	(2,548)
Deferred income taxes	(186)
Total Fair Value	$17,908

Purchase Consideration
Equity Consideration (2)	$17,893
Cash Consideration (3)(4)	15
$17,908
(1)
Intangible assets were comprised of the following:

Asset type	Fair Value	Useful Life	Valuation methodology
Developed Technology	$12,940	10 years	Multi-Period Excess Earnings Method
Customers relationships	1,650	6 years	Distributor Method
Trademark/Trade Name	550	1 year	Relief from Royalty
Total intangible assets	$15,140
(2)
Equity consideration was provided in the form of issuance of common stock, adjustment holdback shares and indemnification holdback shares and was calculated as 1.3 million shares of ClearPoint common stock to be issued to IRRAS shareholders, 0.015 million holdback shares and 0.2 million indemnification shares multiplied by $13.51, the closing share price of ClearPoint on November 20, 2025.
(3)
Reflects the cash consideration paid at closing for outstanding vested stock options of $0.02 million.
(4)
Management concluded the fair value of the contingent earnout is immaterial as of the acquisition date because the sales-based milestones are not probable; accordingly, no contingent consideration liability is reflected in the unaudited pro forma financial statements.
(C)
Reflects the impact of nonrecurring expenses related to estimated transaction costs, primarily comprised of legal fees and other related advisory costs. The related income statement adjustment is reflected at adjustment (CC).

(D)
Reflects the impact of nonrecurring payment related to assumed legal fees, tax obligations, and audit fee accruals.
(E)
Reflects post-closing severance paid by the acquiree to certain executives totaling $1.3 million. The amount was determined to benefit the Company and, accordingly, was recognized as compensation expense in the combined Company financial statements. The related income statement adjustment is reflected at adjustment (FF).
(F)
In connection with the Transaction, the Company entered into an agreement to access an additional $20.0 million in funding under its existing credit facility and borrowed $19.4 million, net of issuance costs. The related cash inflow and increase in long‑term debt are reflected in the unaudited pro forma condensed balance sheet as of September 30, 2025.

3. Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Income for the Nine Months ended September 30, 2025 and for the Year ended December 31, 2024

(AA) Reflects reclassification adjustments to conform IRRAS’s historical balances to the financial statement presentation of ClearPoint.

(BB) Reflects the pro forma impacts related to the purchase price allocation discussed at adjustment (B). This includes the following impacts:

•
Amortization expense on intangible assets - Reflects an increase in amortization expense in the amount of $1.6 million for the nine months ended September 30, 2025 and an increase of $2.1 million for the year ended December 31, 2024. This change related to developed technology, customer relationships and trade names and was calculated using the estimated weighted average remaining useful life of 10 years, 6 years and 1 year respectively.
•
Fair value of inventory – Reflects an increase in the carrying amount of inventory of $0.7 million for the year ended December 31, 2024, with a corresponding increase to cost of revenue of $0.7 million in the same period.

(CC) Reflects the impact of nonrecurring expenses related to estimated transaction costs, primarily comprised of legal fees and other related advisory costs.

(DD) Reflects the elimination of historical interest expense and change in fair value of convertible promissory notes. The related balance sheet adjustment is reflected at adjustment (B).

(EE) The Company maintains a full valuation allowance for the periods presented; accordingly, no incremental income tax expense or benefit is recognized, as the consolidated entity is currently in a net operating loss (NOL) position.

('FF) Reflects the impact of post-closing severance paid to certain executives of the acquiree in the amount of $1.3 million.

(GG) Reflects the interest expense in the amount of $1.7 million for the nine months ended September 30, 2025 and $2.2 million for the period ended December 31, 2024 associated with the $19.4 million of indebtedness incurred in connection with the Transaction.

4. Unaudited Pro Forma Net Loss Per Share

The pro forma net loss per share calculations have been performed for the nine months ended September 30, 2025 and for the year ended December 31, 2024, assuming the Merger occurred on January 1, 2024.

	For the Nine Months Ended	For the Year Ended
	September 30, 2025	December 31, 2024
Numerator (in thousands)
Pro forma net income	$(25,591)	$(30,679)
Denominator
ClearPoint pro forma weighted average shares of common stock outstanding	28,137,528	27,027,692
Add: Shares issued to IRRAS shareholders	1,324,404	1,324,404
Pro forma weighted average shares of common stock outstanding - basic & diluted	29,461,932	28,352,096
Pro forma earnings per share - basic & diluted	$(0.87)	$(1.08)

The Company’s common stock equivalents are excluded from the computation of diluted pro forma earnings per share as the shares would have been antidilutive.